UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 23, 2014

TIME INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36218	13-3486363
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1271 Avenue of the Americas

New York, New York 10020

(Address of Principal Executive Offices) (Zip Code)

212-522-1212

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2014, the Compensation Committee of the Board of Directors (the “Board”) of Time Inc. (the “Company”) approved the granting of restricted stock units (the “RSUs”) and options to purchase shares of the Company’s common stock (the “Stock Options”) under the Time Inc. 2014 Omnibus Incentive Compensation Plan to certain of the Company’s employees, including the Company’s executive officers (the “NEOs”) named in the Summary Compensation Table included in its Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2014. The RSUs are subject to restricted stock unit agreements substantially in the form previously filed with the SEC on June 13, 2014 with the Company’s Current Report on Form 8–K, which form of agreement is incorporated herein by reference. Each RSU is scheduled to vest ratably over four years on June 23rd of each of 2015, 2016, 2017 and 2018. The Stock Options are subject to stock option agreements substantially in the form of Exhibit 10.1 hereto, which is incorporated herein by reference. Each Stock Option has an exercise price of $23.37 per share and is scheduled to vest ratably over four years on June 23rd of each of 2015, 2016, 2017 and 2018.

The number of RSUs and Stock Options granted to the NEOs is as follows:

	RSUs	Stock Options
Joseph A. Ripp	53,487	267,094
Jeffrey J. Bairstow	32,092	160,256
Norman Pearlstine	14,976	74,786
Todd Larsen	25,673	128,205
Evelyn Webster	25,673	128,205

Item 9.01.	Financial Statement and Exhibits.

Exhibit	Description

10.1	Form of Non Qualified Stock Option Agreement for Stock Options granted on and after June 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME INC.

By:	/s/ Jeffrey J. Bairstow

Name: Jeffrey J. Bairstow Title: Executive Vice President and Chief Financial Officer

Date: June 27, 2014

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Non Qualified Stock Option Agreement for Stock Options granted on and after June 23, 2014.